UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2026

Bowhead Specialty Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42111	87-1433334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
452 Fifth Avenue New York, New York 10018
(Address of principal executive offices)
(212) 970-0269
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BOW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 under the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2026, the board of directors (the “Board”) of Bowhead Specialty Holdings Inc. (the “Company”) elected Derek Walker to the Board, effective September 12, 2026. Mr. Walker, was recommended to serve on the Board by GPC Partners Investments (SPV III) LP’s (“GPC Fund”) pursuant to GPC Fund’s rights under the Board Nominee Agreement, dated as of May 23, 2024, between the Company and GPC Fund, to fill the vacancy on the Board.

Mr. Walker will serve until his successor is duly qualified or until his death, resignation or removal, whichever is earliest to occur. Mr. Walker will stand for reelection at the Company's annual meeting of stockholders to be held in 2029 as a class II director whose term will expire at the Company's 2032 annual meeting of stockholders.

Mr. Walker is a Managing Director at Gallatin Point Capital LLC (“Gallatin Point”) and has worked at the firm since 2019. Prior to joining Gallatin Point, Mr. Walker served as a Private Equity Associate at Thomas H. Lee Partners from July 2015 to July 2017, and an Investment Banking Analyst in the Financial Institutions Group at J.P. Morgan from June 2013 to June 2015. Mr. Walker currently serves as a member of the board of directors for Forbright Bank (NASDAQ: FRBT), where he is the chair of the compensation committee and previously served as a member of the directors’ compliance committee. Mr. Walker further serves as a member of the board of directors for DS2 Capital and is the chair of the audit and compensation committees, as well as a member of the risk committee. Mr. Walker also currently serves on the board of directors for Pie Insurance, Trusted Resource Underwriters Exchange, and Insurance Supermarket, a digital life insurance distribution platform. Mr. Walker formerly served as a Director at First Investors, an auto finance originator and servicer. Mr. Walker received a B.A. (magna cum laude, phi beta kappa) with distinction in Economics from Yale University and an M.B.A. (Arjay Miller Scholar) from Stanford University Graduate School of Business. We believe that Mr. Walker is qualified to serve on the Board because of his extensive investment and management experience.

Mr. Walker is employed by Gallatin Point and is not eligible to receive any cash fees or other forms of compensation in connection with his service on the Board, as described under the caption “Board of Directors and Corporate Governance–Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 16, 2026, as adjusted by the Board from time to time.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 14, 2026

By:	/s/ H. Matthew Crusey
Name:	H. Matthew Crusey
Title:	General Counsel and Secretary